AMENDMENT NO. 5 TO THE
ENSCO 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2005)
THIS AMENDMENT No. 5, executed this 21st day of May 2013, and effective as of 1 October 2013, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).
WITNESSETH:
WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the “Original SERP”);
WHEREAS, the name of the Company was changed to ENSCO International Incorporated;
WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the “ENSCO Supplemental Executive Retirement Plan,” and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;
WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);
WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;
WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;
WHEREAS, the American Jobs Creation Act of 2004 (the “AJCA”) enacted new section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;
WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the “2005 SERP”), effective January 1, 2005;

WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the 2005 SERP during a regular meeting held on November 6, 2007;
WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 2 to the 2005 SERP during a regular meeting held on March 10, 2008;
WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved the amendment and restatement of the 2005 SERP during a regular meeting held on November 4, 2008;
WHEREAS, the Company adopted the amended and restated 2005 SERP, effective as of January 1, 2005, except as specifically provided otherwise to the contrary therein, in order to (i) facilitate compliance with the final Treasury regulations under section 409A of the Code, and (ii) incorporate the amendments to the 2005 SERP previously made by Amendment No. 1 and Amendment No. 2;
WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on August 4, 2009, approved Amendment No. 1 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on August 4, 2009;
WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on November 2, 2009, approved Amendment No. 2 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on November 3, 2009;
WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 3 to the 2005 SERP, as amended and restated January 1, 2005, on December 22, 2009;
WHEREAS, each issued and outstanding American depositary share ("ADS") (each ADS representing a Class A ordinary share, nominal value US$0.10 of Ensco plc (each an "Ensco UK Share")) was converted into the right to receive an Ensco UK Share effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder (the "Termination Date");
WHEREAS, the Board, upon recommendation of the Committee, by its unanimous written consent approved Amendment No. 4 to the amended and restated 2005 SERP, effective as of the Termination Date in order to (i) specifically provide that (A) each ADS held by the Ensco ADS fund on the Termination Date will be converted into one Ensco UK Share, and (B) the references to "Ensco ADS fund" in Section 7.2 of the amended and restated 2005 SERP shall thereafter be read and considered to be references to the "Ensco UK Stock fund," and (ii) make such other conforming changes to the amended and restated 2005 SERP as determined necessary;

WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on 20 May 2013, approved Amendment No. 5 to the amended and restated 2005 SERP, during a regular meeting held on 21 May 2013; and
WHEREAS, the Company now desires to adopt this Amendment No. 5 to the amended and restated 2005 SERP in order to: (i) specifically provide that a participant may elect (A) initially to receive a single sum payment or substantially equal monthly installments over a period of not less than 12 months and not more than 120 months, (B) initially to defer receipt of payment for up to five years, (C) subsequently to change, up to two times, the time and/or form of payment to permit a participant who elected a single sum payment to receive substantially equal monthly installments over a period of not less than 12 months and not more than 120 months, a participant who elected substantially equal monthly installments to receive either a different number of substantially equal monthly installments (between 12 and 120) or a single sum payment, and, to defer receipt of payment for an additional five years; and (ii) make such other conforming changes to the amended and restated 2005 SERP as determined necessary;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 5 to the amended and restated 2005 SERP:
1.Section 5.3 of the amended and restated 2005 SERP is hereby amended and restated in its entirety to read as follows:
5.3    Form of Payment and Deferral of Timing of Payment. Each Participant may elect on his or her initial Deferred Compensation/Participation Agreement filed with the Administrator under this Plan whether his or her Benefits will be paid in the form of a single sum payment or substantially equal monthly installments over a period of not less than 12 months and not more than 120 months. In addition, the Participant may elect on his or her initial Deferred Compensation/Participation Agreement filed with the Administrator under this Plan to defer the Benefit payment date or Benefit commencement date specified in Section 5.1 to a date that is not beyond the fifth anniversary of the normal Benefit payment date or Benefit commencement date specified in Section 5.1. A Participant may elect to change his or her initial Deferred Compensation/Participation Agreement up to two times as follows: (i) a Participant may change the form in which his or her Benefits will be paid as specified in his or her initial Deferred Compensation/Participation Agreement (or a subsequent election) from (A) a single sum payment to substantially equal monthly installments over a period of not less than 12 months and not more than 120 months, (B) any number of substantially equal monthly installments to a different number of substantially equal monthly installments; provided, however, the number of installments is not less than 12 nor more than 120, or (C) any number of substantially equal monthly installments to a single sum payment; and (ii) a Participant may change the Benefit payment date or Benefit commencement date by deferring the date specified in his or her initial Deferred Compensation/Participation Agreement (or a subsequent election) for five years. If any election to change the time or form of payment is made pursuant to the preceding sentence, (i) it cannot take effect until at least 12 months after the date on which the new election is made, and (ii) for an election related to a payment that is not made by reason of the Participant’s Disability, the occurrence of an unforeseeable emergency under Section 5.2(a), or the Participant’s death, the payment (the first installment or single sum payment) with respect to which this election is made shall be deferred for a period of five years from the date on which the first installment or single sum payment would otherwise have been made. For clarity, if a Participant makes an election to change the time and/or form of payment elected in his or her initial Deferred Compensation/Participation Agreement and the Participant’s separation from service occurs prior to the first anniversary of the date such subsequent election is made, the subsequent election shall be disregarded for purposes of determining the time and form of payment, and payment shall be made in accordance with his or her initial Deferred Compensation/Participation Agreement. If the Participant has made a subsequent election to change the time and/or form of payment, and makes a second subsequent election to change the time and/or form of payment, the second subsequent election shall not become effective until the first anniversary of the date such second subsequent election is made, and shall be disregarded (and payment shall be made in accordance with the first subsequent election, assuming it is effective, or, if the first subsequent election is not yet effective because of the one-year rule, the Participant’s initial election) if the Participant’s separation from service occurs prior to that date. If a Participant has not elected a form of payment for his or her Benefits pursuant to this Section 5.3, the Participant's Benefits shall be paid in a single sum payment. If such Participant is receiving installment payments hereunder and dies prior to the payment of all monthly installments, the remaining portion of the Participant's Benefits shall continue to be paid in monthly installments to his or her Beneficiary for the remaining installment period in the same amount and manner as such Benefits would have been paid to the Participant. If the Participant elects to defer the Benefit payment date or Benefit commencement date and dies before that deferred Benefit payment date or deferred Benefit commencement date specified in his or her Deferred Compensation/Participation Agreement, the Participant’s Benefits shall be paid or commence to be paid to his or her Beneficiary in the form and upon the date elected by the Participant.
IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 5 to the amendment and restatement of the Ensco 2005 Supplemental Executive Retirement Plan to be executed on the date first above written.
ENSCO INTERNATIONAL INCORPORATED

/s/ Douglas E. Hancock
By:     Douglas E. Hancock
Its:    Vice President and Treasurer

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